605 Third Avenue New York, New York 10158-0180

May 17, 2012

YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders Adjourned

Dear Shareholder:

Neuberger Berman Real Estate Fund (the “Fund”) adjourned the May 17, 2012 shareholder meeting because the Fund did not have sufficient votes to approve an important proposal that affects the Fund. The shareholder meeting will be reconvened on June 19, 2012, at 2:30p.m. Eastern time. Our records indicate that we have not yet received your vote. We urge you to cast your vote before the shareholder meeting reconvenes.

Your vote is important. By voting promptly, you will help to prevent further adjournments of the shareholder meeting and additional shareholder communications, which can result in additional expenses to your Fund.

As explained more fully in the proxy materials sent to you in April, Fund shareholders are being asked to approve changing the Fund from a diversified fund to a non-diversified fund. Although an overwhelming majority of the votes received as of May 17, 2012, have been cast in favor of the proposal, the Fund has not yet received sufficient votes to approve the proposal.

The Board of Trustees unanimously recommends that you vote FOR the proposal.

Please vote TODAY using one of the following convenient methods:

1. Speak to a representative from Okapi Partners, a proxy solicitor for the Fund, by calling toll-free (855) 305-0856. The representative can answer your proxy related questions and record your vote over the phone.

2. Call the toll-free touchtone voting number listed on your proxy card, enter your control number located on your proxy card, and vote by following the touchtone prompts.

3. Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on-screen prompts.

If we have not received your vote as June 19, 2012 approaches, you may receive a phone call urging you to vote. Okapi Partners has been retained to make follow-up phone calls to help secure the remaining votes needed to approve the proposal.

Thank you for your continued support.

Very truly yours,
Robert Conti

President and Chief Executive Officer
Neuberger Berman Equity Funds

605 Third Avenue New York, New York 10158-0180

May 17, 2012

YOUR IMMEDIATE ATTENTION IS REQUESTED

Special Meeting of Shareholders Adjourned

Dear Shareholder:

Neuberger Berman Real Estate Fund (the “Fund”) adjourned the May 17, 2012 shareholder meeting because the Fund did not have sufficient votes to approve an important proposal that affects the Fund. The shareholder meeting will be reconvened on June 19, 2012, at 2:30p.m. Eastern time. Our records indicate that we have not yet received your vote. We urge you to cast your vote before the shareholder meeting reconvenes.

Your vote is important. By voting promptly, you will help to prevent further adjournments of the shareholder meeting and additional shareholder communications, which can result in additional expenses to your Fund.

As explained more fully in the proxy materials sent to you in April, Fund shareholders are being asked to approve changing the Fund from a diversified fund to a non-diversified fund. Although an overwhelming majority of the votes received as of May 17, 2012, have been cast in favor of the proposal, the Fund has not yet received sufficient votes to approve the proposal.

The Board of Trustees unanimously recommends that you vote FOR the proposal.

Please vote TODAY using one of the following convenient methods:

1. Call the toll-free touchtone voting number listed on your proxy card, enter your control number located on your proxy card, and vote by following the touchtone prompts.

2. Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on-screen prompts.

If you have any proxy related questions, please call toll-free (855) 305-0856 and a representative from Okapi Partners, a proxy solicitor for the Fund, will be happy to assist you.

If we have not received your vote as June 19, 2012 approaches, you may receive a phone call urging you to vote. Okapi Partners has been retained to make follow-up phone calls to help secure the remaining votes needed to approve the proposal.

Thank you for your continued support.

Very truly yours,
Robert Conti

President and Chief Executive Officer
Neuberger Berman Equity Funds